Schwab Select Annuity(TM)
         A flexible premium deferred variable and fixed annuity contract
                                 Distributed by
                           Charles Schwab & Co., Inc.
                                    Issued by
                   Great-West Life & Annuity Insurance Company

--------------------------------------------------------------------------------
Overview
This Prospectus describes the Schwab Select Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company (we, us, Great-West or GWL&A). Both will be referred to as the "Contract" throughout this Prospectus.

How to Invest
The minimum initial investment (a "Contribution") is:
o    $5,000
o    $2,000 if an IRA
o    $1,000 if subsequent Contributions are made via Automatic Contribution Plan

The minimum subsequent Contribution is:
o       $500 per Contribution
o       $100 per Contribution if made via Automatic Contribution Plan

Allocating Your Money
When you contribute money to the Schwab Select Annuity, you can allocate it among the Sub-Accounts of the Variable Annuity-1 Series Account which invest in the following Portfolios:

o Alger American Growth Portfolio
o American Century VP International Fund
o Baron Capital Asset Fund: Insurance Shares
o Berger IPT-Small Company Growth Fund

o Deutsche Asset Management VIT EAFE(R) Equity Index Fund
o Deutsche Asset Management VIT Small Cap Index Fund

o Dreyfus Variable Investment Fund Appreciation Portfolio - Initial Shares
o Dreyfus Variable Investment Fund Growth and Income Portfolio - Initial Shares
o Federated American Leaders Fund II
o Federated Fund for U.S. Government Securities II
o Federated Utility Fund II
o INVESCO VIF-Equity Income Fund
o INVESCO VIF-High Yield Fund
o INVESCO VIF-Technology Fund
o Janus Aspen Series Flexible Income Portfolio
o Janus Aspen Series Growth Portfolio
o Janus Aspen Series International Growth Portfolio
o Janus Aspen Series Worldwide Growth Portfolio
o Montgomery Variable Series: Growth Fund
o Morgan Stanley Universal Institutional Fund U.S. Real Estate Portfolio
o Prudential Series Fund Equity Class II Portfolio
o SAFECO Resource Series Trust Equity Portfolio
o SAFECO Resource Series Trust Growth Opportunities Portfolio
o Schwab MarketTrack Growth Portfolio II
o Schwab Money Market Portfolio
o Schwab S&P 500 Portfolio
o Scudder Variable Series I Capital Growth Portfolio (formerly the Scudder Variable Life Investment Fund Capital Growth Portfolio)
o Scudder Variable Series I Growth and Income Portfolio (formerly the Scudder Variable Life Investment Fund Growth and Income Portfolio)
o Strong Multi Cap Value Fund II (formerly the Strong Schafer Value Fund II)


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the offers contained in the Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.




April 30, 2001



You can also allocate some or all of the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Please note that the Guarantee Period Fund may not be available in all states.

Sales and Surrender Charges
There are no sales, redemption, surrender or withdrawal charges under the Schwab Select Annuity.

Free Look Period
After you receive your Contract, you can look it over free of obligation for at least 10 days or longer if required by your state law (up to 35 days for replacement policies), during which time you may cancel your Contract.

Payout Options
The Schwab Select Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or beneficiaries' lifetime or for a specified period of time.

The Contracts are not deposits of, or guaranteed or endorsed by, any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.


For account information, please contact:

    Annuity Administration Department
    P.O. Box 173920
    Denver, Colorado 80217-3920
    800-838-0650

This Prospectus presents important information you should review before purchasing the Schwab Select Annuity. Please read it carefully and keep it for future reference. You can find more detailed information pertaining to the

Contract in the Statement of Additional Information dated April 30, 2001 (as may be amended from time to time), and filed with the Securities and Exchange Commission. The Statement of Additional Information is incorporated by reference into this Prospectus and is legally a part of this Prospectus. The table of contents for the Statement of Additional Information may be found on Page 34 of this Prospectus. You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the Securities and Exchange Commission's web site at www.sec.gov. This web site also contains other information about us that has been filed electronically.

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.

                               This Contract is not available in all states.


--------------------------------------------------------------------------------
Table of Contents
Definitions....................................4
Summary........................................6
  How to contact Schwab........................6
Variable Annuity Fee Table.....................7
Portfolio Annual Expenses......................8
Fee Examples..................................10
Condensed Financial Information...............11
Great-West Life & Annuity Insurance
Company.......................................11
The Series Account............................11
The Portfolios................................12
  Meeting Investment Objectives...............16
  Where to Find More Information About the
  Portfolios..................................16
  Addition, Deletion or Substitution..........17
The Guarantee Period Fund.....................17
  Investments of the Guarantee Period Fund....17
  Subsequent Guarantee Periods................18
Breaking a Guarantee Period...................18
  Interest Rates..............................18
  Market Value Adjustment.....................18
Application and Initial Contributions.........19
Free Look Period..............................19
Subsequent Contributions......................19
Annuity Account Value.........................20
Transfers.....................................20
  Possible Restrictions.......................21
  Automatic Custom Transfers..................21
Cash Withdrawals..............................22
  Withdrawals to Pay Investment Manager or
  Financial Advisor Fees......................23
  Tax Consequences of Withdrawals.............23

Telephone and Internet Transactions...........23

Death Benefit.................................23
  Beneficiary.................................24
  Distribution of Death Benefit...............24
Charges and Deductions........................25
  Mortality and Expense Risk Charge...........25
  Contract Maintenance Charge.................26
  Transfer Fees...............................26
  Expenses of the Portfolios..................26
  Premium Tax.................................26
Other Taxes.....................              26
Payout Options                                26
  Periodic Withdrawals........................26
  Annuity Payouts.............................27
Seek Tax Advice...............................29
Federal Tax Matters...........................29
  Taxation of Annuities.......................30
  Individual Retirement Annuities.............32
Assignments or Pledges........................33
Performance Data..............................34
  Money Market Yield..........................34
  Average Annual Total Return.................34
Distribution of the Contracts.................37
Voting Rights.................................37
Rights Reserved by Great-West.................38
Legal Proceedings.............................38
Legal Matters.................................38
Experts.......................................38
Incorporation of Certain Documents by
Reference and Available Information           38
Appendix A--Condensed Financial
Information...................................40
Appendix B--Market Value Adjustments..........51
Appendix C--Net Investment Factor.............53



--------------------------------------------------------------------------------
Definitions

1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended (the "Code") that allows for the tax-free exchange of certain types of insurance contracts.

Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant.
Annuity Account--An account established by us in your name that reflects all account activity under your Contract. Annuity Account Value--The sum of all the investment options credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.

Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code.

Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Annuity Unit--An accounting measure we use to determine the amount of any variable annuity payout after the first annuity payout is made.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

Distribution Period--The period starting with your Payout Commencement Date.

--------------------------------------------------------------------------------
Schwab Select Annuity Structure
Your total Annuity Account can be made up of a variable and a fixed account.
--------------------------------------------------------------------------------

Effective Date--The date on which the first Contribution is credited to your Annuity Account.

Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account.

Guarantee Period--The number of years available in the Guarantee Period Fund during which Great-West will credit a stated rate of interest. Great-West may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

Guaranteed Interest Rate--The minimum annual interest rate in effect that applies to each Guarantee Period at the time the Contribution is made.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates.

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.

Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in connection with an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.

Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.

Portfolio--A registered management investment company, or portfolio thereof, in which the assets of the Annuity Account may be invested.

Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.


Request--Any written, telephoned, or computerized instruction in a form satisfactory to Great-West and Schwab received at the Annuity Administration Department at Great-West (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to Great-West and Schwab) or the Beneficiary (as applicable) as required by any provision of the Contract.

Series Account--The segregated asset account established by Great-West under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended.

Sub-Account--A division of the Series Account containing the shares of a Portfolio. There is a Sub-Account for each Portfolio.


Surrender Value--The value of your Annuity Account with any applicable Market Value Adjustment on the Effective Date of the surrender, less Premium Tax, if any.

Transaction Date--The date on which any Contribution or Request from you will be processed. Contributions and Requests received after 4:00 p.m. Eastern time will be deemed to have been received on the next business day. Requests will be processed and the Variable Account Value will be determined on each day that the New York Stock Exchange is open for trading.


Transfer--Moving money from and among the Sub-Account(s) and the Guarantee Period Fund.

Variable Account Value--The value of the Sub-Accounts credited to you under the Annuity Account.





--------------------------------------------------------------------------------
Summary

The Schwab Select Annuity allows you to accumulate assets on a tax-deferred basis by investing in a variety of variable investment options (the Sub-Accounts) and a fixed investment option (the Guarantee Period Fund). The performance of your Annuity Account will vary with the investment performance of the Portfolios corresponding to the Sub-Accounts you select. You bear the entire investment risk for all amounts invested in them. Depending on the performance of the Sub-Accounts you select, your Variable Account Value could be less than the total amount of your Contributions.

The Schwab Select Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.

Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified contracts arises under the Contract.



--------------------------------------------------------------------------------
How to contact Schwab:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Schwab Insurance Center
--------------------------------------------------------------------------------
101 Montgomery Street
San Francisco, CA 94104
Attention:  Insurance & Annuities Department
--------------------------------------------------------------------------------
800-838-0650
--------------------------------------------------------------------------------



Your initial Contribution must be at least $5,000; $2,000 if an IRA; $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500; or $100 if made through an Automatic Contribution Plan.

The money you contribute to the Contract will be invested at your direction, except that in some states during your "free look period" your payment will be allocated to the Schwab Money Market Sub-Account. The duration of your free look period depends on your state law and is generally 10 days after you receive your Contract. Free look allocations are described in more detail on Page 19 of this Prospectus.


Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There are no surrender or withdrawal charges. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.

When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including variable and fixed annuity payouts as well as periodic payouts.

If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on Page 20.


For accounts under $50,000 as of each Contract anniversary date, we deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each such Contract anniversary date. There is no annual Contract Maintenance Charge for accounts of $50,000 or more. We also deduct a Mortality and Expense Risk Charge from your Sub-Accounts at the end of each daily valuation period equal to an effective annual rate of 0.85% of the value of the net assets in your Sub-Accounts. Each Portfolio assesses a charge for management fees and other expenses. These fees and expenses are detailed in this Prospectus.


You may cancel your Contract during the free look period by sending it to the Annuity Administration Department at Great-West. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. Free look allocations are described in more detail on Page 19 of this Prospectus.

This summary highlights some of the more significant aspects of the Schwab Select Annuity. You'll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep them both for future reference.



--------------------------------------------------------------------------------
Variable Annuity Fee Table
The purpose of the tables and the examples that follow is to help you understand the various costs and expenses that you will bear directly or indirectly when investing in the Contract. The tables and examples reflect expenses related to the Sub-Accounts as well as of the Portfolios. In addition to the expenses listed below, Premium Tax, if applicable, may be imposed.

Contract Owner Transaction Expenses1
Sales load                                     None
Surrender fee                                  None
Annual Contract Maintenance Charge2            $25.00
Transfer fee                                   $10.00
(no transfer fee is charged for the first
12 transfers in any calendar year)


Separate Account Annual Expenses1 (as a percentage of average Variable Account Value)
Mortality and expense risk charge ______________ 0.85%
Administrative expense charge __________________ 0.00%
Other fees and expenses of the Variable Account _0.00%
Total Separate Account Annual Expenses _________ 0.85%
--------------------------------------------------------------------------------
1The Contract Owner Transaction Expenses apply to each Contract, regardless of how the Annuity Account Value is allocated. The Separate Account Annual Expenses do not apply to the Guarantee Period Fund.



2The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000 as of the Contract anniversary date. If your Annuity Account Value falls below $50,000 due to a withdrawal, the Contract Maintenance Charge will be reinstated until such time as your Annuity Account Value is equal to or greater than $50,000.



-------------------------------------------------------------
Portfolio Annual Expenses



                                        Portfolio Annual Expenses
       (as a percentage of Portfolio average net assets, before and after fee waivers and expense reimbursements as of December 31, 2000)
Portfolio                             Management  Other     12b-1 fees    Total     Total Fee   Total
                                         fees     expenses              Portfolio    Waivers    Portfolio
                                                                        Expenses                expenses
                                                                        before                  after
                                                                        fee                     fee
                                                                         waivers                 waivers




Alger American Growth                     0.75%     0.04%         None      0.79%          N/A      0.79%
American Century VP International*        1.23%       N/A         None      1.23%          N/A      1.23%
Baron Capital Asset*                      1.00%     0.41%        0.25%      1.66%        0.16%      1.50%
Berger IPT-Small Company Growth           0.85%     0.13%         None      0.98%          N/A      0.98%
Deutsche Asset  Management VIT EAFE(R)    0.45%     0.47%         None      0.92%        0.27%      0.65%
Equity Index
Deutsche   Asset    Management   VIT      0.35%     0.34%         None      0.69%        0.24%      0.45%
Small Cap Index
Dreyfus  Variable  Investment  Fund:      0.75%     0.03%         None      0.78%          N/A      0.78%
Appreciation - Initial Shares*
Dreyfus  Variable  Investment  Fund:      0.75%     0.03%         None      0.78%          N/A      0.78%
Growth and Income - Initial Shares*
Federated American Leaders II*            0.75%     0.12%         None      0.87%          N/A      0.87%
Federated      U.S.       Government      0.60%     0.24%         None      0.84%          N/A      0.84%
Securities II*
Federated Utility II*                     0.75%     0.16%         None      0.91%          N/A      0.91%
INVESCO VIF-Equity Income*                0.75%     0.33%         None      1.08%          N/A      1.08%
INVESCO VIF-High Yield*                   0.60%     0.45%         None      1.05%          N/A      1.05%
INVESCO VIF- Technology*                  0.72%     0.30%         None      1.02%          N/A      1.02%
Janus Aspen Flexible Income               0.65%     0.11%         None      0.76%          N/A      0.76%
Janus Aspen Growth*                       0.65%     0.02%         None      0.67%          N/A      0.67%
Janus Aspen International Growth*         0.65%     0.06%         None      0.71%          N/A      0.71%
Janus Aspen Worldwide Growth*             0.65%     0.04%         None      0.69%          N/A      0.69%
Montgomery Variable Series: Growth        1.83%     0.58%         None      2.41%        1.15%      1.26%
Morgan       Stanley       Universal      0.80%     0.36%         None      1.16%        0.06%      1.10%
Institutional Fund U.S. Real Estate*
Prudential  Series Fund Equity Class      0.45%     0.21%        0.25%      0.91%          N/A      0.91%
II
SAFECO RST Equity                         0.74%     0.04%         None      0.78%          N/A      0.78%
SAFECO RST Growth Opportunities           0.74%     0.03%         None      0.77%          N/A      0.77%
Schwab MarketTrack Growth II*             0.55%     0.23%         None      0.78%        0.28%      0.50%
Schwab Money Market*                      0.48%     0.04%         None      0.52%        0.02%      0.50%
Schwab S&P 500*                           0.20%     0.10%         None      0.30%        0.02%      0.28%
Scudder   Variable  Series  ICapital      0.46%     0.03%         None      0.49%          N/A      0.49%
Growth
Scudder Variable Series I                 0.48%     0.08%         None      0.56%          N/A      0.56%
Growth and Income
Strong Multi Cap Value II                 1.00%     0.41%         None      1.41%        0.21%      1.20%






* For the American Century VP International Fund, there is a stepped fee schedule. As a result, the Fund's management fee rate generally decreases as the Fund assets increase. For the Baron Capital Asset Fund, the Fund's advisor is contractually obligated to reduce its fee to the extent required to limit the Fund's total operating expenses to 1.50% for the first $250 million of assets in the Fund, 1.35% for Fund assets over $250 million and 1.25% for fund assets over $500 million. Without the expense limitations, total operating expenses for the Fund for the period January 1, 2000 through December 31, 2000, would have been 1.66%. For the Federated American Leaders Fund II, Federated Fund for U.S. Government Securities II and the Federated Utility Fund II, the maximum shareholder services fee is 0.25%. The Funds did not pay or accrue the shareholder services fee during the fiscal year ended December 31, 2000. The Funds have no present intention of paying or accruing the shareholder services fee during the fiscal year ending December 31, 2001. For the INVESCO VIF-High Yield, INVESCO VIF-Equity Income and INVESCO VIF-Technology Funds, Other Expenses were lower than the figures shown, because their custodian fees were reduced under an expense offset arrangement. For the INVESCO VIF-Technology Fund, certain expenses were absorbed voluntarily by INVESCO pursuant to an agreement between the Fund and INVESCO. This commitment may be changed at any time following consultation with the board of directors. After absorption, the INVESCO VIF-Technology Fund's Other Expenses for the fiscal year ended December 31, 2000 were insignificant. For the Janus Aspen Growth, Janus Aspen Worldwide Growth and Janus Aspen International Portfolios, the data shown is for the fiscal year ended December 31, 2000, restated to reflect a reduction in the management fee for these Portfolios. For the Morgan Stanley Universal Institutional Fund U.S. Real Estate Portfolio, the management fee has been reduced to reflect a voluntary waiver of the management fee to the extent total operating expenses exceed 1.10%. On September 22, 2000, the net assets of the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio were merged into this Portfolio through a tax free transfer. For the Schwab MarketTrack Growth II, Schwab Money Market and Schwab S&P 500 Portfolios, the total Portfolio expenses after fee waivers is guaranteed by Schwab and the investment adviser through April 30, 2002.




--------------------------------------------------------------------------------



Fee Examples3
If you retain, annuitize or surrender the Contract at the end of the applicable time period, you would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return on assets. These examples assume that no Premium Taxes have been assessed and are based on total Portfolio expenses after taking fee waivers and reimbursements into account. These examples assume that such fee waivers and reimbursements will continue for the periods shown.






PORTFOLIO                                           1 year           3 years         5 years     10 years
Alger American Growth                               $17               $56            $101       $248
American Century VP International                   $22               $70            $127       $307
Baron Capital Asset                                 $24               $79            $142       $342
Berger IPT-Small Company Growth                     $19               $62            $112       $274
Deutsche Asset Management VIT EAFE(R)Equity Index   $16               $51             $93       $228
Deutsche Asset Management VIT  Small Cap Index      $14               $45             $81       $200
Dreyfus Variable Investment Fund Appreciation       $17               $56            $100       $246
Dreyfus  Variable  Investment  Fund  Growth  and    $17               $56            $100       $246
Income
Federated American Leaders II                       $18               $59            $106       $259
Federated U.S. Government Securities II             $18               $58            $104       $255
Federated Utility II                                $18               $60            $108       $264
INVESCO VIF-Equity Income                           $20               $65            $118       $287
INVESCO VIF-High Yield                              $20               $64            $116       $283
INVESCO VIF-Technology                              $20               $63            $114       $279
Janus Aspen Flexible Income                         $17               $55             $99       $244
Janus Aspen Growth                                  $16               $52             $94       $231
Janus Aspen International Growth                    $16               $53             $96       $237
Janus Aspen Worldwide Growth                        $16               $53             $95       $234
Montgomery Variable Series: Growth                  $22               $71            $128       $311
Morgan  Stanley  Universal   Institutional  Fund    $20               $66            $119       $290
U.S. Real Estate
Prudential   Series   Fund   Equity   Class   II    $18               $60            $108       $264
SAFECO RST Equity                                   $17               $56            $100       $246
SAFECO RST Growth Opportunities                     $17               $55            $100       $245
Schwab MarketTrack Growth II                        $14               $46             $84       $207
Schwab Money Market                                 $14               $46             $84       $207
Schwab S&P 500                                      $12               $39             $71       $175
Scudder Variable Series I Capital Growth            $14               $46             $83       $206
Scudder Variable Series I Growth and Income         $15               $48             $87       $216
Strong Multi Cap Value II                           $21               $69            $125       $303




These examples, including the assumed rate of return, should not be considered representations of future performance or past or future expenses. Actual expenses paid or performance achieved may be greater or less than those shown.

3The Portfolio Annual Expenses and these examples are based on data provided by the Portfolios. Great-West has no reason to doubt the accuracy or completeness of that data, but Great-West has not verified the Portfolios' figures.


--------------------------------------------------------------------------------
Condensed Financial Information
Attached as Appendix A is a table showing selected information concerning accumulation units for each Sub-Account. An accumulation unit is the unit of measure that we use to calculate the value of your interest in a Sub-Account. The accumulation unit values do not reflect the deduction of certain charges that are subtracted from your Annuity Account Value, such as the Contract Maintenance Charge. The information in the table is included in the Series Account's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. To obtain a more complete picture of each Sub-Account's finances and performance, you should also review the Series Account's financial statements, which are in the Series Account's Annual Report dated December 31, 2000 and contained in the Statement of Additional Information.

--------------------------------------------------------------------------------
Great-West Life & Annuity Insurance Company
Great-West is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the state of Colorado.



Great-West is an indirect, wholly-owned subsidiary of Great-West Lifeco Inc., a holding company. Great-West Lifeco Inc. is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.



We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands and Guam.

The Series Account
We established the Variable Annuity-1 Series Account in accordance with Colorado laws on July 24, 1995.

The Series Account is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"), as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment practices or policies of the Series Account.

We own the assets of the Series Account. The income, gains or losses, realized or unrealized, from assets allocated to the Series Account are credited to or charged against the Series Account without regard to our other income gains or losses.

We will at all times maintain assets in the Series Account with a total market value at least equal to the reserves and other liabilities relating to the variable benefits under all Contracts participating in the Series Account. Those assets may not be charged with our liabilities from our other business. Our obligations under those Contracts are, however, our general corporate obligations.


The Series Account is divided into 44 Sub-Accounts, 29 of which are available under the Contract. Each Sub-Account invests exclusively in shares of a corresponding investment Portfolio of a registered investment company (commonly known as a mutual fund). We may in the future add new or delete existing Sub-Accounts. The income, gains or losses, realized or unrealized, from assets allocated to each Sub-Account are credited to or charged against that Sub-Account without regard to the other income, gains or losses of the other Sub-Accounts. All amounts allocated to a Sub-Account will be fully invested in Portfolio shares.


We hold the assets of the Series Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

--------------------------------------------------------------------------------
The Portfolios
The Contract offers a number of Portfolios, corresponding to the Sub-Accounts. Each Sub-Account invests in a single Portfolio. Each Portfolio is a separate mutual fund registered under the 1940 Act. More comprehensive information, including a discussion of potential risks, is found in the current prospectuses for the Portfolios (the "Portfolio Prospectuses"). The Portfolio Prospectuses should be read in connection with this Prospectus. You may obtain a copy of the Portfolio Prospectuses without charge by request.

Each Portfolio:
o       holds its assets separate from the assets of the other Portfolios,
o       has its own distinct investment objective and policy, and
o       operates as a separate investment fund

The income, gains and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

The Portfolios are not available to the general public directly. The Portfolios are only available as investment options in variable annuity contracts or variable life insurance policies issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.

Some of the Portfolios have been established by investment advisers which manage publicly available mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly available mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly available mutual fund. Consequently, the investment performance of publicly available mutual funds and any corresponding Portfolios may differ. The investment objectives of the Portfolios are briefly described below:

The Alger American Fund--advised by Fred Alger Management, Inc. of New York, New York.

Alger American Growth Portfolio seeks long-term capital appreciation. It focuses on growing companies that generally have broad product lines, markets, financial resources and depth of management. Under normal circumstances, the Portfolio invests primarily in the equity securities of large companies. The Portfolio considers a large company to have a market capitalization of $1 billion or greater.

American  Century  Variable   Portfolios,   Inc.--advised  by  American  Century
Investment Management, Inc. of Kansas City, Missouri, advisers to the American Century family of mutual funds.

American Century VP International Fund seeks capital growth by investing primarily in equity securities of foreign companies. The Fund invests primarily in securities of issuers in developed countries.

Baron Capital Asset Fund--advised by BAMCO, Inc. of New York, New York.

Baron Capital Asset Fund: Insurance Shares seeks capital appreciation through investments in small and medium sized companies with undervalued assets or favorable growth prospects. The Fund invests primarily in small sized companies with market capitalizations of approximately $100 million to $1.5 billion and medium sized companies with market values of $1.5 billion to $5 billion.

Berger Institutional Products Trust--advised by Berger LLC of Denver, Colorado.

Berger IPT-Small Company Growth Fund seeks capital appreciation by investing primarily in the common stocks of small companies with the potential for rapid revenue and earnings growth. Under normal circumstances, the Fund invests at least 65% of its assets in equity securities whose market capitalization, at the time of initial purchase, is less than the 12-month average of the maximum market capitalization for companies included in the Russell 2000 Index. This average is updated monthly.

The Deutsche Asset Management VIT Funds -- (formerly, BT Insurance Funds Trust)
- advised by Deutsche Asset Management, Inc.


Deutsche Asset Management VIT EAFE(R) Equity Index Fund (formerly, BT Insurance Funds Trust EAFE(R) Index Fund) seeks to match, as closely as possible, before expenses, the performance of the Morgan Stanley Capital International EAFE(R) Index. The EAFE Index emphasizes stocks of companies in major markets in Europe, Australia, and the Far East and is a widely accepted benchmark of international stock performance.


Deutsche Asset Management VIT Small Cap Index Fund (formerly, BT Insurance Funds Trust Small Cap Index Fund) seeks to match, as closely as possible, before expenses, the performance of the Russell 2000 Small Stock Index. The Russell 2000 Index emphasizes stocks of small U.S. companies and is a widely accepted benchmark of small-company stock performance.

Dreyfus Variable Investment Fund--advised by The Dreyfus Corporation of New York, New York. The Dreyfus Variable Investment Fund Appreciation Portfolio is sub-advised by Fayez Sarofim & Co.


Dreyfus Variable Investment Fund Appreciation Portfolio - Initial Shares seeks long-term capital growth consistent with the preservation of capital; current income is its secondary goal. To pursue these goals, the portfolio invests in common stocks focusing on "blue-chip" companies with total market values of more than $5 billion at the time of purchase.


Dreyfus Variable Investment Fund Growth and Income Portfolio - Initial Shares seeks long-term capital growth, current income and growth of income consistent with reasonable investment risk. To pursue this goal, it invests in stocks, bonds and money market instruments of domestic and foreign issuers.

Federated  Insurance   Series--advised  by  Federated  Advisers  of  Pittsburgh,
Pennsylvania.

Federated American Leaders Fund II seeks to achieve long-term growth of capital as a primary objective and seeks to provide income as a secondary objective through investment of at least 65 % of its total assets (under normal circumstances) in common stocks of "blue chip" companies.

Federated Fund for U.S. Government Securities II seeks to provide current income through investment of at least 65% of its total assets in securities which are primary or direct obligations of the U.S. government or its agencies or instrumentalities or which are guaranteed as to principal and interest by the U.S. government, its agencies, or instrumentalities and in certain collateralized mortgage obligations, and repurchase agreements.

Federated Utility Fund II seeks to provide high current income and moderate capital appreciation by investing in a professionally-managed, diversified portfolio of utility company equity and debt securities.

INVESCO Variable Investment Funds, Inc.--advised by INVESCO Funds Group, Denver, Colorado. INVESCO Trust Company is the sub-adviser for the INVESCO VIF-Equity Income Fund.


INVESCO VIF-Equity Income Fund is a diversified fund that seeks to provide a high total return through both growth and current income. The Fund normally invests primarily in dividend-paying common and preferred stocks. Although the Fund focuses on the stocks of larger companies with a strong record of paying dividends, it also may invest in companies that have not paid regular dividends. The Fund's equity investments are limited to stocks that can be easily traded in the U.S.; it may, however, invest in foreign securities in the form of American Depository Receipts. The rest of the Fund's assets are invested in debt securities, generally corporate bonds that are rated investment grade or better. The Fund may also invest up to 15% of its assets in lower-grade debt securities commonly known as "junk bonds," which generally offer higher interest rates, but are riskier investments than investment grade securities.


INVESCO VIF-High Yield Fund seeks a high level of current income through investments in debt securities. It invests primarily in lower-rated debt securities, commonly called "junk bonds," and preferred stock with medium to lower credit ratings. Although these securities carry with them higher risks, they generally provide higher yields - and therefore higher income - than higher-rated debt. The rest of the Fund's assets are invested in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, bank CDs, corporate short-term notes and municipal obligations. Normally, at least 65% of the Fund's total assets will be invested in debt securities maturing at least 3 years after they are issued.

INVESCO VIF-Technology Fund seeks capital appreciation and normally invests primarily in equity securities of companies engaged in technology-related industries. These include, but are not limited to, applied technology, biotechnology, communications, computers, electronics, Internet, IT services and consulting, software, telecommunication equipment and services, office and factory automation, networking, robotics, and video. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. The Fund's investments are diversified across the technology sector. However, because the investments are limited to a comparatively narrow segment of the economy, the Fund's investments are not as diversified as most mutual funds, and far less diversified than the broad securities markets. This means that the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments tends to go up and down more rapidly. As a result, the value of a Fund share may rise or fall rapidly.

Janus Aspen Series--advised by Janus Capital Corporation of Denver, Colorado.


Janus Aspen Series Flexible Income Portfolio seeks to obtain maximum total return, consistent with preservation of capital. The Portfolio invests in a wide variety of income-producing securities such as corporate bonds and notes, government securities and preferred stock. The Portfolio will invest at least 80% of its assets in income-producing securities and may own an unlimited amount of high-yield/high-risk fixed income securities and these securities may be a big part of the Portfolio.


Janus Aspen Series Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks selected for their growth potential.
Janus Aspen Series International Growth Portfolio seeks long-term growth of capital. The Portfolio normally invests at least 65% of its total assets in securities of issuers from at least five different countries, excluding the U.S.

Janus Aspen Series Worldwide Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks of any size throughout the world. The Portfolio normally invests in issuers from at least five different countries, including the U.S.

Montgomery Variable Series--advised by Montgomery Asset Management, LLC of San Francisco, California.


Montgomery Variable Series: Growth Fund seeks long-term capital appreciation by investing in U.S. growth companies. The Fund may invest in stocks of U.S. companies of any size, but invests at least 65% of its total assets in those companies whose shares have a total stock market value (market capitalization) of at least $1 billion. The Fund's strategy is to identify well-managed U.S. companies that are expected to increase their sales and corporate earnings on a sustained basis.


Morgan Stanley Universal Institutional Funds, Inc.--advised by Morgan Stanley Asset Management Inc. of New York, New York.


Morgan Stanley Universal Institutional Funds U.S. Real Estate Portfolio seeks above-average current income and long-term capital appreciation by investing primarily in equity securities of companies engaged in the U.S. real estate industry, including Real Estate Investment Trusts ("REITs").


On September 22, 2000, the net assets of the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio were merged into this Portfolio through a tax free transfer. As a result, the Sub-Account under the Contract that previously invested in the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio began investing in this Portfolio as of that date.

Prudential Series Fund--advised by Prudential Funds Management LLC of Newark, New Jersey.

Prudential Series Fund Equity Class II Portfolio seeks capital appreciation through investment primarily in common stocks of companies, including major established corporations as well as smaller capitalization companies, that appear to offer attractive prospects of price appreciation that is superior to broadly-based stock indexes. Current income, if any, is incidental.

SAFECO Resource Series Trust--advised by SAFECO Asset Management Company of Seattle, Washington.


SAFECO RST Equity Portfolio has as its investment objective to seek long-term capital growth and reasonable current income. The Portfolio typically invests in common stocks of large established companies that are proven performers.


SAFECO RST Growth Opportunities Portfolio has as its investment objective to seek growth of capital and the increased income that ordinarily follows from such growth. The Portfolio invests most of its assets in common stocks selected primarily for potential growth at a reasonable price.

Schwab Annuity Portfolios--advised by Charles Schwab Investment Management, Inc. of San Francisco, California.


Schwab MarketTrack Growth Portfolio II seeks to provide high capital growth with less volatility than an all stock portfolio by investing in a mix of stocks, bonds, and cash equivalents either directly or through investment in other mutual funds.


Schwab Money Market Portfolio seeks the highest current income consistent with liquidity and stability of capital. This Portfolio is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. There can be no assurance that it will be able to maintain a stable net asset value of $1.00 per share.

Schwab S&P 500 Portfolio seeks to track the price and dividend performance (total return) of common stocks of U.S. companies, as represented in the Standard & Poor's Composite Index of 500 stocks.



Scudder Variable Series I--advised by Zurich Scudder Investments, Inc. of New York, New York.



Scudder Variable Series I Capital Growth Portfolio seeks to maximize long-term capital growth through a broad and flexible investment program. The Portfolio invests principally in common stocks and preferred stocks in all sectors of the market, including companies that generate or apply new technologies, companies that own or develop natural resources, companies that may benefit from changing consumer demands and lifestyles and foreign companies.

Scudder Variable Series I Growth and Income Portfolio seeks long-term growth of capital, current income and growth of income. The Portfolio pursues its goal by investing primarily in common stocks, preferred stocks and securities convertible into common stocks of companies which offer the prospect for growth of earnings while paying higher than average current dividends. The Portfolio may also purchase such securities which do not pay current dividends but which offer prospects for growth of capital and future income.



The  Strong  Multi  Cap  Value  Fund   II--advised  by  Strong  Schafer  Capital
Management, L.L.C. of Princeton, New Jersey.


The Strong Multi Cap Value Fund II seeks long-term capital appreciation. Current income is a secondary objective. The Fund invests primarily in common stocks of medium- and large-size companies.


Meeting Investment Objectives
Meeting investment objectives depends on various factors, including, but not limited to, how well the Portfolio managers anticipate changing economic and market conditions. There is no guarantee that any of these Portfolios will achieve their stated objectives.

Where to Find More Information About the Portfolios
Additional information about the investment objectives and policies of all the Portfolios and the investment advisory and administrative services and charges can be found in the current Portfolio Prospectuses, which can be obtained from the Schwab Insurance Center.

The Portfolio prospectuses should be read carefully before any decision is made concerning the allocation of Contributions to, or Transfers among, the Sub-Accounts.



Addition, Deletion or Substitution
Great-West does not control the Portfolios and cannot guarantee that any of the Portfolios will always be available for allocation of Contributions or Transfers. We retain the right to make changes in the Series Account and in its investments. Currently, Schwab must approve certain changes.

Great-West and Schwab reserve the right to discontinue the offering of any Portfolio. If a Portfolio is discontinued, we may substitute shares of another Portfolio or shares of another investment company for the discontinued Portfolio's shares. Any share substitution will comply with the requirements of the 1940 Act.

If you are contributing to a Sub-Account corresponding to a Portfolio that is being discontinued, you will be given notice prior to the Portfolio's elimination.

Based on marketing, tax, investment and other conditions, we may establish new Sub-Accounts and make them available to Owners at our discretion. Each additional Sub-Account will purchase shares in a Portfolio or in another mutual fund or investment vehicle.

If, in our sole discretion, marketing, tax, investment or other conditions warrant, we may also eliminate one or more Sub-Accounts. If a Sub-Account is eliminated, we will notify you and request that you to re-allocate the amounts invested in the eliminated Sub-Account.

--------------------------------------------------------------------------------
The Guarantee Period Fund
The Guarantee Period Fund is not part of the Series Account. Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.

Because your Contributions do not receive a unit ownership of assets accounted for in the separate account, the assets accrue solely to the benefit of Great-West and any gain or loss in the separate account is borne entirely by Great-West. You will receive the Contract guarantees made by Great-West for amounts you contribute to the Guarantee Period Fund.

When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least one year. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.

Currently, Guarantee Periods with annual terms of 1 to 10 years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.

The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on Page 15). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on Page 15.

Investments of the Guarantee
Period Fund
We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including:

o    Securities   issued   by  the   U.S.   Government   or  its   agencies   or
     instrumentalities,  which  may  or  may  not  be  guaranteed  by  the  U.S.
     Government.

o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.

o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.



In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate account if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by Colorado and other state insurance laws. And, the stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods
Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement you receive prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. If none of the above are available, the value of matured Guarantee Periods will be allocated to the Schwab Money Market Sub-Account.

No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years from the Guarantee Period maturity date, the matured value will be transferred to a 2-year Guarantee Period.

--------------------------------------------------------------------------------

Breaking a Guarantee Period
If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period maturity date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates
The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, Great-West may declare interest rates different than those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Guaranteed Interest Rate, but Great-West may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. The standard non-forfeiture rate in all states is 3%, except in Florida, Mississippi and Oklahoma, it's 0%.

The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which Great-West may acquire using funds deposited into the Guarantee Period Fund. In addition, Great-West considers regulatory and tax requirements, sales and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment
Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before the Guarantee Period Fund's maturity date, you:

o surrender your investment in the Guarantee Period Fund,
o transfer money from the Guarantee Period Fund,
o partially withdraw money from the Guarantee Period Fund,
o take a periodic withdrawal,
o apply amounts from the Guarantee Period Fund to purchase an annuity to receive payouts from your account, or
o take a distribution from the Guarantee Period Fund upon the death of the Owner or the Annuitant.


The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period maturity date in each of the following situations:

o Transfer to a Sub-Account offered under this Contract.
o Surrenders, partial withdrawals, annuitization or periodic withdrawals.
o A single sum payout upon death of the Owner or Annuitant.

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix B. Appendix B also includes examples of how Market Value Adjustments work.

--------------------------------------------------------------------------------
Application and Initial Contributions
The first step to purchasing the Schwab Select Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000; $2,000 if an IRA; or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.

If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department at Great-West. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

--------------------------------------------------------------------------------
Free Look Period
During the free look period (ten-days or longer where required by law), you may cancel your Contract. If you exercise the free look privilege, you must return the Contract to the Annuity Administration Department at Great-West.

Generally, Contributions will be allocated to the Sub-Accounts you selected on the application, effective upon the Transaction Date. During the free look period, you may change your Sub-Account allocations as well as your allocation percentages.



Contracts returned during the free look period will be void from the date we issued the Contract. In the majority of states, we will refund your current Annuity Account Value. This amount may be higher or lower than your Contributions, which means you bear the investment risk during the free look period.



Certain states require that we return the greater of your Annuity Account Value (less any surrenders, withdrawals, and distributions already received) or the amount of Contributions received. In those states, all Contributions will be processed as follows:
o Amounts you specify to be allocated to one or more of the available Guarantee Periods will be allocated as directed, effective upon the Transaction Date.
o Amounts you specify to be allocated to one or more of the Sub-Accounts will first be allocated to the Schwab Money Market Sub-Account until the end of the free look period. After the free look period is over, the Variable Account Value held in the Schwab Money Market Sub-Account will be allocated to the Sub-Accounts you selected on the application.

--------------------------------------------------------------------------------
Subsequent Contributions
Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500; or $100 if made via an Automatic Contribution Plan. Total Contributions may exceed $1,000,000 with our prior approval.

Subsequent Contributions can be made by check or via an Automatic Contribution plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

Great-West reserves the right to modify the limitations set forth in this section.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Annuity Account Value
Before the date annuity payouts begin, your Annuity Account Value is the sum of your Variable and Fixed Accounts established under your Contract.

Before your Annuity Commencement Date, the Variable Account Value is the total dollar amount of all accumulation units credited to you for each Sub-Account. Initially, the value of each accumulation unit was set at $10.00. Each Sub-Account's value prior to the Payout Commencement Date is equal to:
o net Contributions allocated to the corresponding Sub-Account,
o plus or minus any increase or decrease in the value of the assets of the Sub-Account due to investment results,
o minus the daily Mortality and Expense Risk Charge,
o minus reductions for the Contract Maintenance Charge deducted on the Contract anniversary, o minus any applicable Transfer fees, and
o minus any withdrawals or Transfers from the Sub-Account.

The value of a Sub-Account's assets is determined at the end of each day that the New York Stock Exchange is open for regular business (a valuation date). A valuation period is the period between successive valuation dates. It begins at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) on each valuation date and ends at the close of the New York Stock Exchange on the next succeeding valuation date.

The Variable Account Value is expected to change from valuation period to valuation period, reflecting the investment experience of the selected Sub-Account(s), as well as the deductions for applicable charges.

Upon allocating Variable Account Values to a Sub-Account you will be credited with variable accumulation units in that Sub-Account. The number of accumulation units you will be credited is determined by dividing the portion of each Contribution allocated to the Sub-Account by the value of an accumulation unit. The value of the accumulation unit is determined and credited at the end of the valuation period during which the Contribution was received.

Each Sub-Account's accumulation unit value is established at the end of each valuation period. It is calculated by multiplying the value of that unit at the end of the prior valuation period by the Sub-Account's Net Investment Factor for the valuation period. The formula used to calculate the Net Investment Factor is discussed in Appendix C.


Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

--------------------------------------------------------------------------------
Transfers
Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among and between the Sub-Accounts and the available Guarantee Periods by telephone, by sending a Request to the Annuity Administration Department at Great-West or by calling our touch-tone account and trading service.

Your Request must specify:
o the amounts being Transferred,
o the Sub-Account(s) and/or Guarantee Period(s) from which the Transfer is to be made, and o the Sub-Account(s) and/or Guarantee Period(s) that will receive the Transfer.

Currently, there is no limit on the number of Transfers you can make among the Sub-Accounts and the Guarantee Period Fund during any calendar year. However, we reserve the right to limit the number of Transfers you make.

There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers. However, if a one-time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.


A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department at Great-West if received before 4:00 p.m. Eastern time. Under current tax law, there will not be any tax liability to you if you make a Transfer.


Transfers involving the Sub-Accounts will result in the purchase and/or cancellation of accumulation units having a total value equal to the dollar amount being Transferred. The purchase and/or cancellation of such units is made using the Variable Account Value as of the end of the valuation date on which the Transfer is effective.

When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period maturity date, the amount Transferred may be subject to a Market Value Adjustment as discussed on Page 15. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Possible Restrictions
We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time.

For example, Transfer restrictions may be necessary to protect you from the negative effect large and/or numerous Transfers can have on portfolio management. Moving significant amounts from one Sub-Account to another may prevent the underlying Portfolio from taking advantage of long-term investment opportunities because the Portfolio must maintain enough cash to cover the cancellation of accumulation units that results from a Transfer out of a Sub-Account. Moving large amounts of money may also cause a substantial increase in Portfolio transaction costs which must be indirectly borne by you.

As a result, we reserve the right to require that all Transfer requests be made by you and not by your designee and to require that each Transfer request be made by a separate communication to us. We also reserve the right to require that each Transfer request be submitted in writing and be signed by you. Transfers among the Sub-Accounts may also be subject to such terms and conditions as may be imposed by the Portfolios.


Automatic Custom Transfers
Dollar Cost Averaging
You may arrange for systematic Transfers from any Sub-Account to any other Sub-Account. These systematic Transfers may be used to Transfer values from the Schwab Money Market Sub-Account to the other Sub-Accounts as part of a dollar cost averaging strategy. Dollar cost averaging allows you to buy more units when the price is low and fewer units when the price is high. Over time, your average cost per unit may be more or less than if you invested all your money at one time. However, dollar cost averaging does not assure a greater profit, or any profit, and will not prevent or necessarily alleviate losses in a declining market.


You can set up automatic dollar cost averaging on a monthly, quarterly, semi-annual or annual basis. Your Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract.


If there are insufficient funds in the applicable Sub-Account on the date your Transfer is scheduled, your Transfer will not be made. However, your dollar cost averaging Transfers will resume once there are sufficient funds in the applicable Sub-Account. Dollar cost averaging will terminate automatically when you start taking payouts from the Contract. Dollar cost averaging Transfers are not included in the twelve free Transfers allowed in a calendar year.

 Dollar cost averaging Transfers must meet the following conditions:

o The minimum amount that can be Transferred out of the selected Sub-Account is $100.

o You must: (1) specify the dollar amount to be Transferred, (2) designate the Sub-Account(s) to which the Transfer will be made, and (3) designate the percent of the dollar amount to be allocated to each Sub-Account into which you are Transferring money. The accumulation unit values will be determined on the Transfer date.

--------------------------------------------------------------------------------
How dollar cost averaging works:

 -------- --------- -------- --------
 -------  ContributiUnits    Price
 Month              Purchasedper
                             unit
 -------- --------- -------- --------
 -------- --------- -------- --------
 Jan.               10       $25.00
          $250
 -------- --------- -------- --------
 -------- --------- -------- --------
 Feb.       250     12         20.83
 -------- --------- -------- --------
 -------- --------- -------- --------
 Mar.       250     20         12.50
 -------- --------- -------- --------
 -------- --------- -------- --------
 Apr.       250     20         12.50
 -------- --------- -------- --------
 -------- --------- -------- --------
 May        250     15         16.67
 -------- --------- -------- --------
 -------- --------- -------- --------
 June       250     12         20.83
 -------- --------- -------- --------
 Average   market   value  per  unit
 $18.06
 Investor's  average  cost  per unit
 $16.85

In the chart above, if all units had been purchased at one time at the highest unit value of $25.00, only 60 units could have been purchased with $1500. By contributing smaller amounts over time, dollar cost averaging allowed 89 units to be purchased with $1500 at an average unit price of $16.85. This investor purchased 29 more units at $1.21 less per unit than the average market value per unit of $18.06.
--------------------------------------------------------------------------------

You may not participate in dollar cost averaging and rebalancer at the same time.

Great-West reserves the right to modify, suspend or terminate dollar cost averaging at any time.



Rebalancer
Over time, variations in each Sub-Account's investment results will change your asset allocation plan percentages. Rebalancer allows you to automatically reallocate your Variable Account Value to maintain your desired asset allocation. Participation in Rebalancer does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market.

You can set up rebalancer as a one-time Transfer or on a quarterly, semi-annual or annual basis. If you select to rebalance only once, the Transfer will take place on the Transaction Date of the request. One-time Rebalancer Transfers count toward the twelve free Transfers allowed in a calendar year.

If you select to rebalance on a quarterly, semi-annual or annual basis, the first Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract. Quarterly, semi-annual and annual Transfers will not count toward the 12 free Transfers.

--------------------------------------------------------------------------------
How rebalancer works:
--------------------------------------------------------------------------------
Suppose you purchased your annuity and you decided to allocate 60% of your initial contribution to stocks; 30% to bonds and 10% to cash equivalents as in this pie chart:

[GRAPHIC OMITTED][GRAPHIC OMITTED]
Stocks 60%
        Large Company 30%
        Small Company 15%
        International 15%
Bonds 30%
Cash 10%

Now assume that stock portfolios outperform bond portfolios and cash equivalents over a certain period of time. Over this period, the unequal performance may alter the asset allocation of the above hypothetical plan to look like this:

[OBJECT OMITTED]
Stocks 75%
        Large Company 35%
        Small Company 20%
        International 20%
Bonds 20%
Cash 5%



Rebalancer automatically reallocates your Variable Account Value to maintain your desired asset allocation. In this example, the portfolio would be re-allocated back to 60% in stocks; 30% in bonds; 10% in cash equivalents.
--------------------------------------------------------------------------------


On the Transaction Date for the specified request, assets will be automatically reallocated to the Sub-Accounts you selected. The rebalancer option will terminate automatically when you start taking payouts from the Contract.

Rebalancer Transfers must meet the following conditions:
o   Your entire Variable Account Value must be included.
o You must specify the percentage of your Variable Account Value you'd like allocated to each Sub-Account and the frequency of rebalancing. You may modify the allocations or stop the rebalancer option at any time.
o You may not participate in dollar cost averaging and rebalancer at the same time.

Great-West reserves the right to modify, suspend, or terminate the rebalancer option at any time.

--------------------------------------------------------------------------------
Cash Withdrawals
You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payouts begin by submitting a written withdrawal request to the Annuity Administration Department at Great-West. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with any applicable Market Value Adjustment on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin.

If you request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on Page 15.

Partial withdrawals are unlimited. However, you must specify the Sub-Account(s) or Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:

o Partial withdrawals or surrenders are not permitted after the date annuity payouts begin.

o    A partial  withdrawal or a surrender will be effective upon the Transaction
     Date.

o A partial withdrawal or a surrender from amounts in a Guarantee Period may be subject to the Market Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.



Withdrawal requests must be in writing with your original signature. If your instructions are not clear, your request will be denied and no withdrawal or partial withdrawal will be processed.

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

Withdrawals to Pay Investment Manager or Financial Advisor Fees
You may request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account to pay Consultant fees.

Tax Consequences of Withdrawals
Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.

Some states also require withholding for state income taxes. For details about withholding, please see "Federal Tax Matters" on Page 26.

If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.


--------------------------------------------------------------------------------
Telephone and Internet Transactions
You may make Transfer requests by telephone, fax and/or Internet. Transfer requests received before 4:00 p.m. Eastern time will be made on that day at that day's unit value. Those completed after 4:00 p.m. Eastern time will be made on the next business day we and the NYSE are open for business, at that day's unit value.

We will use reasonable procedures to confirm that instructions communicated by telephone, fax and/or Internet are genuine, such as: o requiring some form of personal identification prior to acting on instructions, o providing written confirmation of the transaction and/or o tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone, fax and/or Internet transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

--------------------------------------------------------------------------------
Death Benefit
Before the date when annuity payouts begin, the Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value with an MVA, if applicable, as of the date the request for payout is received, less any Premium Tax, or

o    the  sum  of  Contributions,   less  partial  withdrawals  and/or  periodic
     withdrawals, less any Premium Tax.

The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin. However, on the date a payout option is processed, the Variable Account Value will be Transferred to the Schwab Money Market Sub-Account unless the Beneficiary elects otherwise.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

Variable Account Value

o    payout in a single sum, or

o payout under any of the variable annuity options provided under this Contract.

Fixed Account Value

o    payout in a single sum that may be subject to a Market Value Adjustment, or

o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment.

o any payment within 6 months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.

In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations.

Beneficiary
You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the request is processed by the Annuity Administration Department, unless a certain date is specified by the Owner. If the Owner dies before the request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant, will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the variable or fixed annuity options available under the Contract, provided that:
o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and

o such distributions begin not later than one year after the Owner's date of death.

If an election is not received by Great-West from a non-spouse Beneficiary and substantially equal installments begin no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.
If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit
Death of Annuitant
Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.

If the Annuitant dies after the date annuity payouts begin and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

--------------------------------------------------------------------------------
Contingent Annuitant
While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the request is processed at the Annuity Administration Department at Great-West, unless a certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.
--------------------------------------------------------------------------------


Death of Owner Who Is Not the Annuitant
If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.

If the Owner dies after annuity payouts commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

Death of Owner Who Is the Annuitant
If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

--------------------------------------------------------------------------------
Charges and Deductions
No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.


As more fully described below, charges under the Contract are assessed only as deductions for:

o    Premium Tax, if applicable,

o    Certain Transfers,

o    a Contract Maintenance Charge, and

o charges against your Variable Account Value for our assumption of mortality and expense risks.


Mortality and Expense Risk Charge
We deduct a Mortality and Expense Risk Charge from your Variable Account Value at the end of each valuation period to compensate us for bearing certain mortality and expense risks under the Contract. This is a daily charge equal to an effective annual rate of 0.85%. We guarantee that this charge will never increase beyond 0.85%.


The Mortality and Expense Risk Charge is reflected in the unit values of each of the Sub-Accounts you have selected. Thus, this charge will continue to be applicable should you choose a variable annuity payout option or the periodic withdrawal option.

Annuity Account Values and annuity payouts are not affected by changes in actual mortality experience incurred by us. The mortality risks assumed by us arise from our contractual obligations to make annuity payouts determined in accordance with the annuity tables and other provisions contained in the Contract. This means that you can be sure that neither the Annuitant's longevity nor an unanticipated improvement in general life expectancy will adversely affect the annuity payouts under the Contract.

We bear substantial risk in connection with the Death Benefit before the Annuity Commencement Date. The expense risk assumed is the risk that our actual expenses in administering the Contracts and the Series Account will be greater than we anticipated.

If the Mortality and Expense Risk Charge is insufficient to cover actual costs and risks assumed, the loss will fall on us. If this charge is more than sufficient, any excess will be profit to us. Currently, we expect a profit from this charge. Our expenses for distributing the Contracts will be borne by our general assets, including any profits from this charge.



Contract Maintenance Charge
We currently deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date for accounts under $50,000 as of such anniversary date. This charge partially covers our costs for administering the Contracts and the Series Account. Once you have started receiving payouts from the Contract, this charge will stop unless you choose the periodic withdrawal option.

The Contract Maintenance Charge is deducted from the portion of your Annuity Account Value allocated to the Schwab Money Market Sub-Account. If the portion of your Annuity Account Value in this Sub-Account is not sufficient to cover the Contract Maintenance Charge, then the charge or any portion of it will be deducted on a pro rata basis from all your Sub-Accounts with current value. If the entire Annuity Account is held in the Guarantee Period Fund or there are not enough funds in any Sub-Account to pay the entire charge, then the Contract Maintenance Charge will be deducted on a pro rata basis from amounts held in all Guarantee Periods. There is no MVA on amounts deducted from a Guarantee Period for the Contract Maintenance Charge.


The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000 as of such anniversary date. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until an anniversary date on which your Annuity Account Value is equal to or greater than $50,000. We do not expect a profit from amounts received from the Contract Maintenance Charge.


Transfer Fees
There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fees.

Expenses of the Portfolios
The value of the assets in the Sub-Accounts reflect the value of Portfolio shares and therefore the fees and expenses paid by each Portfolio. A complete description of the fees, expenses, and deductions from the Portfolios is included in this Prospectus under the Variable Annuity Fee Table and Portfolio Annual Expenses on Pages 7 and 8.


Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes
Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.

--------------------------------------------------------------------------------
Payout Options
During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals, variable annuity payouts, fixed annuity payouts or in a single, lump-sum payment.

You may change the Payout Commencement Date within 60 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.

If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2.



Periodic Withdrawals

You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect:
o The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals
o A minimum withdrawal amount of at least $100
o The calendar day of the month on which withdrawals will be made
o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year.


Your withdrawals may be prorated across the Guarantee Period Fund (if applicable) and the Sub-Accounts in proportion to their assets. Or, they can be made specifically from the Guarantee Period Fund and specific Sub-Account(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period Fund and Sub-Account assets unless you request otherwise.

While periodic withdrawals are being received:
o You may continue to exercise all contractual rights, except that no Contributions may be made.
o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods six or more months prior to its Guarantee Period maturity date.
o You may keep the same Sub-Accounts as you had selected before periodic withdrawals began.
o   Charges and fees under the Contract continue to apply.
o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.

Periodic withdrawals will cease on the earlier of the date:

o The amount elected to be paid under the option selected has been reduced to zero.

o       The Annuity Account Value is zero.
o       You request that withdrawals stop.
o       The Owner or the Annuitant dies.

If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.



--------------------------------------------------------------------------------
If you choose to receive payouts from your Contract through periodic withdrawals, you may select from the following payout options: Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.
--------------------------------------------------------------------------------
Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary. Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals. Available only if 100% of your Account Value is invested in the Guarantee Period Fund.
Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9). Any other form of periodic withdrawal acceptable to Great-West which is for a period of at least 36 months.

In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Investment Manager or Financial Advisor. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on Page 22.

Annuity Payouts
You can choose the date you'd like annuity payouts to start either when you purchase the Contract or at a later date. The date you choose must be at least one year after your initial Contribution. If you do not select a payout start date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the annuity date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, the portion of your Annuity Account Value held in your Fixed Account will be paid out as a fixed life annuity with a guarantee period of 20 years. The Annuity Account Value held in the Sub-Account(s) will be paid out as a variable life annuity with a guarantee period of 20 years.

The amount to be paid out is the Annuity Account Value on the Annuity Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

--------------------------------------------------------------------------------
If you choose to receive variable annuity payouts from your Contract, you may select from the following payout options: Variable life annuity with guaranteed period--This option provides for monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.
Variable life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity terminates with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
--------------------------------------------------------------------------------

Under an annuity payout option, you can receive payouts monthly, quarterly, semi-annually or annually in payments which must be at least $50. We reserve the right to make payouts using the most frequent payout interval which produces a payout of at least $50.

If you elect to receive a single sum payment, the amount paid is the Surrender Value.


Amount of First Variable Payout
The first payout under a variable annuity payout option will be based on the value of the amounts held in each Sub-Account you have selected on the 5th valuation date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate to the amount applied under the payout option. The rate applied reflects an assumed investment return ("AIR") of 5%.



For annuity options involving life income, the actual age, year in which annuitization commences, and/or gender of the Annuitant will affect the amount of each payout. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payouts until satisfactory proof is received. Since payouts to older Annuitants are expected to be fewer in number, the amount of each annuity payout under a selected annuity form will be greater for older Annuitants than for younger Annuitants.


If the age of the Annuitant has been misstated, the payouts established will be made on the basis of the correct age. If payouts were too large because of misstatement, the difference with interest may be deducted by us from the next payout or payouts. If payouts were too small, the difference with interest may be added by us to the next payout. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.


Variable Annuity Units

The number of Annuity Units paid for each Sub-Account is determined by dividing the amount of the first monthly payout by its Annuity Unit value on the 5th valuation date preceding the date the first payout is due. The number of Annuity Units used to calculate each payout for a Sub-Account remains fixed during the Annuity Payout Period.


Amount of Variable Payouts After the
First Payout
Payouts after the first will vary depending upon the investment performance of the Sub-Accounts. Your payments will increase in amount over time if the Sub-Account(s) you select earn more than the 5% AIR. Likewise, your payments will decrease in amount over time if the Sub-Account(s) you select earn less than the 5% AIR. The subsequent amount paid from each Sub-Account is determined by multiplying (a) by (b) where (a) is the number of Sub-Account Annuity Units to be paid and (b) is the Sub-Account Annuity Unit value on the 5th valuation date preceding the date the annuity payout is due. The total amount of each variable annuity payout will be the sum of the variable annuity payouts for each Sub-Account you have selected. We guarantee that the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience.


Transfers After the Variable Annuity
Commencement Date
Once annuity payouts have begun, no Transfers may be made from a fixed annuity payout option to a variable annuity payout option, or vice versa. However, for variable annuity payout options, Transfers may be made within the variable annuity payout option among the available Sub-Accounts. Transfers after the Annuity Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the Sub-Account to which the Transfer is made. The result will be that the next annuity payout, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payouts will reflect changes in the value of the new Annuity Units.

If you choose to receive fixed annuity payouts from your Contract, you may select from the following payout options:

Income of specified amount--The amount
applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months.

Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months.

Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.

Any other form of a fixed annuity acceptable to us.

Other Restrictions
Once payouts start under the annuity payout option you select:

o    no changes can be made in the payout option,

o    no additional Contributions will be accepted under the Contract, and

o no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.

A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax Matters" below for details.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Annuity IRAs
The annuity date and options available for IRAs may be controlled by endorsements, the plan documents, or applicable law.

Under the Code, a Contract purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

----------------------------------------------

Seek Tax Advice

The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

--------------------------------------------------------------------------------
Federal Tax Matters
The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about these tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.



The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.

--------------------------------------------------------------------------------
Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.
--------------------------------------------------------------------------------

Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.


Taxation of Annuities
Section 72 of the Code governs taxation of annuities and distributions from IRAs. You, as a "natural person" will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution occurs by withdrawing all or part of the Annuity Account Value (for example, withdrawals or annuity payouts under the annuity payout option elected). However, under certain circumstances, you may be subject to current taxation. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Non-Qualified Annuity Account Value will be treated as a withdrawal of such portion. An IRA Contract may not be assigned as collateral for a loan. The taxable portion of a withdrawal (in the form of a single sum payout or an annuity) is taxable as ordinary income.


As a general rule, if the Non-Qualified Contract is not owned by a natural person (for example, a corporation or certain trusts), the Contract will not be treated as an annuity contract for federal tax purposes. The Owner generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule generally does not apply, however, where the non-natural person is only the nominal Owner of a Contract and the beneficial Owner is a natural person.



The rule also does not apply where:

o The annuity Contract is acquired by the estate of a decedent.
o The Contract is held under an IRA.
o The Contract is a qualified funding asset for a structured settlement.
o The Contract is purchased on behalf of an employee upon termination of a qualified plan.

The following discussion generally applies to a Contract owned by a natural person.

Withdrawals




In the case of a withdrawal under a Non-Qualified Contract, partial withdrawals, including periodic withdrawals that are not part of an annuity payout, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual less any withdrawals that were excludable from income. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any withdrawal is taxed at ordinary income tax rates.



In the case of a withdrawal under an IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's Annuity Account Value.Special tax rules may be available for certain distributions from an IRA.




Annuity Payouts


Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds the "investment in the Contract" will be taxed. For fixed annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" allocated to the fixed annuity payouts bears to the total expected value of the annuity payouts for the term of the payouts (determined under Treasury Department regulations). For variable annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the "investment in the Contract" allocated to the variable annuity payouts bears to the number of payments expected to be made (determined by Treasury Department regulations which take into account the annuitant's life expectancy and the form of annuity benefit selected.) However, the remainder of each annuity payout is taxable at ordinary income tax rates. Once the "investment in the Contract" has been fully recovered, the full amount of any additional annuity payouts is taxable.

Penalty Tax
For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions:
o Made on or after the date on which the Owner reaches age 59 1/2.
o Made as a result of death or disability of the Owner.
o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and the Beneficiary.

Other exceptions may apply to distributions from a Non-Qualified Contract. Similar exceptions from the penalty tax on distributions are provided for distributions from an Annuity IRA. For more details regarding this penalty tax and other exceptions that may be applicable, consult a competent tax advisor.

Taxation of Death Benefit Proceeds
Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows: o If distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above.
o If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.


Distribution at Death

In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules:

o If the Owner dies before the date annuity payouts start, your entire interest must generally be distributed within five years after the date of your death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of your death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.

o If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of your interest will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.

Distributions made to a Beneficiary upon the Owner's death from an IRA must be made pursuant to similar rules in Section 401(a)(9) of the Code.


Diversification of Investments
For a Non-Qualified Contract to be treated as an annuity for federal income tax purposes, the investments of the Sub-accounts must be "adequately diversified" in accordance with Treasury Department Regulations. The diversification requirements do not apply to Annuity IRAs. If the Separate Account or a Sub-Account failed to comply with these diversification standards, a Non-Qualified Contract would not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the excess of the Annuity Account Value over the Contributions to the Contract.

Although the Company may not control the investments of the Sub-Accounts or the Portfolios, it expects that the Sub-Accounts and the Portfolios will comply with such regulations so that the Sub-Accounts will be considered "adequately diversified." Contract Owners bear the risk that the entire Non-Qualified Contract could be disqualified as an annuity under the Code due to the failure of the Separate Account or a Sub-Account to be deemed to be adequately diversified.

Owner Control
In three Revenue Rulings issued between 1977 and 1982, the IRS held that where a variable annuity contract holder had certain forms of actual or potential control over the investments that were held by the insurance company under the contract, the contract owner would be taxable on the income and gains produced by those investments. The Company does not believe that an Owner of a Non-Qualified Contract will have any of the specific types of control that were described in those Rulings. However, because the current scope and application of these three Revenue Rulings are unclear, we reserve the right to modify the Non-Qualified Contract as may be required to maintain favorable tax treatment.


Transfers, Assignments or Exchanges
A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts
All deferred, Non-Qualified Annuity Contracts that are issued by Great-West (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding

Non-Qualified Annuity Contract and Annuity IRA distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Section 1035 Exchanges

Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one insurance contract for another. Generally, contracts issued in an exchange for another annuity contract are treated as new for purposes of the penalty and distribution at death rules.

Individual Retirement Annuities
The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" into an Annuity IRA following the rules set out in the Code. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. And, you have the right to revoke your purchase within seven days of purchase of the IRA Contract.
If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.

 If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.


--------------------------------------------------------------------------------
Assignments or Pledges
Generally, rights in the Non-Qualified Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.


If a non-IRA Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Annuity Administration Department at Great-West. All assignments are subject to any action taken or payout made by Great-West before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.


If any portion of the Annuity Account Value is assigned or pledged for a loan, it will be treated as a withdrawal as discussed above under Taxation of Annuities. Please consult a competent tax adviser for further information.


--------------------------------------------------------------------------------
Performance Data
From time to time, we may advertise yields and average annual total returns for the Sub-Accounts. In addition, we may advertise the effective yield of the Schwab Money Market Sub-Account. These figures will be based on historical information and are not intended to indicate future performance.

Money Market Yield
The yield of the Schwab Money Market Sub-Account refers to the annualized income generated by an investment in that Sub-Account over a specified 7-day period. It is calculated by assuming that the income generated for that seven-day period is generated each 7-day period over a period of 52 weeks and is shown as a percentage of the investment.

The effective yield is calculated similarly but, when annualized, the income earned by an investment in that Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of the assumed reinvestment.

Average Annual Total Return

The table on the following page illustrates standardized and non-standardized average annual total return for one-, three-, five- and ten-year periods (or since inception, if less than ten years) ended December 31, 2000. Average annual total return quotations represent the average annual compounded rate of return that would equate an initial investment of $1,000 to the redemption value of that investment (excluding Premium Taxes, if any) as of the last day of each of the periods for which total return quotations are provided.


Both the standardized and non-standardized data utilize the same calculation method and reflect the deduction of all fees and charges under the Contract. The standardized data is calculated from the inception date of the Sub-Account and the non-standardized data is calculated for periods preceding the inception date of the Sub-Account. For additional information regarding yields and total returns calculated using the standard methodologies briefly described herein, please refer to the Statement of Additional Information.




                                                                Performance Data
                                         Standardized Performance Data                   Non-Standardized Performance Data
Sub-Account                               1 year     Since    Inception   1 Year 3 years   5 years 10 years     Since      Inception
                                                   Inception  Date of                                         Inception      Date of
                                                      of      Sub-Account                                        of       Underlying
                                                   Sub-Account                                               Underlying    Portfolio
                                                                                                              Portfolio
                                                                                                              (if less
                                                                                                               than 10
                                                                                                               years)
Alger American Growth                    -15.50%    19.44%    11/1/1996    N/A   18.03%    18.16%   19.42%       N/A      1/9/1989
American Century VP International        -17.53%    17.36%    11/1/1996    N/A   16.46%    16.00%     N/A      12.61%     5/1/994
Baron Capital Asset                       -3.48%     5.88%    5/3/1999     N/A     N/A       N/A      N/A      27.17%    10/1/1998
Berger IPT-Small Company Growth           -7.34%    27.52%    5/1/1997     N/A   21.11%      N/A      N/A      17.38%     5/1/1996
Deutsche Asset Management VIT EAFE(R)    -17.36%    -0.50%    5/3/1999     N/A    8.00%      N/A      N/A       4.86%    8/22/1997
Equity Index
Deutsche Asset Management VIT Small       -4.69%     6.46%    5/3/1999     N/A    3.26%      N/A      N/A       4.35%    8/22/1997
Cap Index
Dreyfus Variable Investment Fund          -1.49%     0.53%    5/3/1999     N/A   12.01%    17.30%     N/A      16.15%     4/5/1993
Appreciation
Dreyfus Variable Investment Fund          -4.59%     1.42%    5/3/1999     N/A    7.02%    11.08%     N/A      15.85%     5/2/1994
Growth and Income
Federated American Leaders II             1.52%     13.74%    11/1/1996    N/A    7.78%    14.58%     N/A      14.69%    2/10/1994
Federated U.S. Government Securities II   10.04%     5.25%    11/1/1996    N/A    5.00%     5.04%     N/A       5.17%    3/28/1994
Federated Utility II                      -9.71%     6.94%    5/1/1997     N/A    0.94%     7.39%     N/A       7.89%    2/10/1994
INVESCO VIF-Equity Income                 3.99%     15.06%    11/1/1996    N/A   10.63%    15.84%     N/A      16.79%    8/10/1994
INVESCO VIF-High Yield                   -12.43%     3.38%    11/1/1996    N/A   -1.65%     5.05%     N/A       6.56%    5/27/1994
INVESCO VIF-Technology                     N/A      -44.04%   3/1/2000   -24.06% 34.46%      N/A      N/A      32.57%    5/21/1997
Janus Aspen Flexible Income               5.36%      2.89%    5/3/1999     N/A    4.71%     6.61%     N/A       7.27%    9/13/1993
Janus Aspen Growth                       -15.28%    18.50%    11/1/1996    N/A   17.62%    18.33%     N/A      17.02%    9/13/1993
Janus Aspen International Growth         -16.67%    23.41%    5/3/1999     N/A   20.52%    22.40%     N/A      19.29%     5/2/1994
Janus Aspen Worldwide Growth             -16.39%    20.78%    11/1/1996    N/A   20.34%    21.97%     N/A      21.22%    9/13/1993
Montgomery Variable Series: Growth        -9.83%     9.37%    11/1/1996    N/A    3.29%      N/A      N/A      12.43%     2/9/1996
Morgan Stanley Universal Institutional    29.17%     5.76%    9/17/1997    N/A    4.22%      N/A      N/A       7.80%     3/3/1997
Fund  U.S. Real Estate*
Prudential Series Fund Equity Class II    1.98%      0.29%    5/3/1999     N/A     N/A       N/A      N/A       0.29%     5/4/1999
SAFECO RST Equity                        -11.54%     9.66%    5/1/1997     N/A    5.88%    12.70%   15.65%       N/A      4/3/1987
SAFECO RST Growth Opportunities           -6.97%     3.79%    5/3/1999     N/A   -0.55%    13.04%     N/A      18.31%     1/7/1993
Schwab MarketTrack Growth II              -5.62%    12.02%    11/1/1996    N/A    7.86%      N/A      N/A      12.02%    11/1/1996
Schwab S&P 500                           -10.11%    16.40%    11/1/1996    N/A   10.88%      N/A      N/A      16.40%    11/1/1996
Scudder Variable Series I Capital        -10.66%     7.57%    5/3/1999     N/A   13.53%    18.60%   16.72%       N/A     7/16/1985
Growth
Scudder Variable Series I Growth and      -2.93%    -5.58%    5/3/1999     N/A    2.68%    11.15%     N/A      13.39%     5/2/1994
Income
Strong Multi Cap Value II                 6.92%     -4.64%    5/3/1999     N/A    1.41%      N/A      N/A       1.04%    10/10/1997


*On September 22, 2000, the net assets of the Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio ("Van Kampen Portfolio") were merged into the Morgan Stanley Universal Institutional Fund U.S. Real Estate Portfolio ("Morgan Stanley Portfolio"). The Van Kampen Portfolio was terminated following the merger. The Sub-Account that had invested in the Van Kampen Portfolio until that time began investing in the Morgan Stanley Portfolio. As a result, both the standardized and non-standardized performance shown above reflect only the performance of the Morgan Stanley Portfolio and not that of the Van Kampen Portfolio.


Performance information and calculations for any Sub-Account are based only on the performance of a hypothetical Contract under which the Annuity Account Value is allocated to a Sub-Account during a particular time period. Performance information should be considered in light of the investment objectives and policies and characteristics of the Portfolios in which the Sub-Account invests and the market conditions during the given time period. It should not be considered as a representation of what may be achieved in the future.

Reports and promotional literature may also contain other information including:

o    the ranking of or asset  allocation/investment  strategy of any Sub-Account derived from rankings of variable annuity separate accounts or their investment products tracked by Lipper Analytical Services, Inc., VARDS, Morningstar, Value Line, IBC/Donoghue's Money Fund Report, Financial Planning Magazine, Money Magazine, Bank Rate Monitor, Standard & Poor's Indices, Dow Jones Industrial Average, and other rating services, companies, publications or other people who rank separate accounts or other investment products on overall performance or other criteria, and

o the effect of tax-deferred compounding on investment returns, or returns in general, which may be illustrated by graphs, charts, or otherwise, and which may include a comparison, at various points in time, of the return from an investment in a Contract (or returns in general) on a tax-deferred basis (assuming one or more tax rates) with the return on a currently taxable basis. Other ranking services and indices may be used.

We may from time to time also advertise cumulative (non-annualized) total returns, yield and standard total returns for the Sub-Accounts.

We may also advertise performance figures for the Sub-Accounts based on the performance of a Portfolio prior to the time the Series Account commenced operations.

For additional information regarding the calculation of other performance data, please refer to the Statement of Additional Information.

--------------------------------------------------------------------------------
Distribution of the Contracts

Charles Schwab & Co., Inc. (Schwab) is the principal underwriter and distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Its principal offices are located at 101 Montgomery Street, San Francisco, California 94104, telephone 800-838-0650.

Certain administrative services are provided by Schwab to assist Great-West in processing the Contracts. These services are described in written agreements between Schwab and Great-West. Great-West has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws.

--------------------------------------------------------------------------------
Voting Rights
In general, you do not have a direct right to vote the Portfolio shares held in the Series Account. However, under current law, you are entitled to give us instructions on how to vote the shares. We will vote the shares according to those instructions at regular and special shareholder meetings. If the law changes and we can vote the shares in our own right, we may elect to do so.

Before the Annuity Commencement Date, you have the voting interest. The number of votes available to you will be calculated separately for each of your Sub-Accounts. That number will be determined by applying your percentage interest, if any, in a particular Sub-Account to the total number of votes attributable to that Sub-Account. You hold a voting interest in each Sub-Account to which your Annuity Account Value is allocated. If you select a variable annuity option, the votes attributable to your Contract will decrease as annuity payouts are made.

The number of votes of a Portfolio will be determined as of the date established by that Portfolio for determining shareholders eligible to vote at the meeting of the Portfolios. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established by the respective Portfolios.

If we do not receive timely instructions and Owners have no beneficial interest in shares held by us, we will vote according to the voting instructions as a proportion of all Contracts participating in the Sub-Account. If you indicate in your instructions that you do not wish to vote an item, we will apply your instructions on a pro rata basis to reduce the votes eligible to be cast.

Each person or entity having a voting interest in a Sub-Account will receive proxy material, reports and other material relating to the appropriate Portfolio.

Please note, generally the Portfolios are not required to, and do not intend to, hold annual or other regular meetings of shareholders.

Contract Owners have no voting rights in Great-West.



--------------------------------------------------------------------------------
Rights Reserved by Great-West
We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority. Approval may not be required in all cases, however. Examples of the changes we may make include:
o To operate the Series Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.
o To Transfer any assets in any Sub-Account to another Sub-Account, or to one or more separate accounts, or to a Guarantee Period; or to add, combine or remove Sub-Accounts of the Series Account.
o To substitute, for the Portfolio shares in any Sub-Account, the shares of another Portfolio or shares of another investment company or any other investment permitted by law.
o To make any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

o To change the time or time of day at which a valuation date is deemed to have ended.

o To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any
     outstanding    Contract   beyond   the   aggregate    amount    guaranteed.
     ---------------------------------------------------------------------------
     Legal Proceedings Currently, the Series Account is not a party to, and its assets are not subject to any material legal proceedings. And, Great-West is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which Great-West is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial
     results,       conditions       or      prospects      of       Great-West.
     ---------------------------------------------------------------------------


     Legal Matters Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been
     provided             by             Jorden             Burt            LLP.
     ---------------------------------------------------------------------------


Experts
The consolidated financial statements incorporated by reference from Great-West Life & Annuity Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
Incorporation of Certain Documents by Reference and Available Information Great-West's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated herein by reference, which means that it is legally a part of this Prospectus. All documents or reports filed by Great-West under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the effective date of this Prospectus are also incorporated by reference. Such documents or reports will be part of this Prospectus from the date such documents are filed.

Great-West files its Exchange Act documents and reports, including its annual and quarterly annual reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000744455.

We have filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Please refer to the registration statement and its exhibits for further information.

You may request a free copy of any or all of the information incorporated by reference into the Prospectus (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written request for such documents to:

Annuity Administration Department
P. O. Box 173920
Denver, Colorado  80217-3920
1-800-838-0650



The SEC maintains an Internet web site (http://www.sec.gov) that contains the Statement of Additional Information, information incorporated by reference and other information filed electronically by Great-West concerning the Contract and the Series Account.

You also can review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330.




The Statement of Additional Information contains more specific information relating to the Series Account and Great-West, such as:

o       general information

o information about Great-West Life & Annuity Insurance Company and the Variable Annuity-1 Series Account

o       the calculation of annuity payouts

o       postponement of payouts

o       services

o       withholding

o       calculation of performance data.

--------------------------------------------------------------------------------


Appendix A--Condensed Financial Information
                             Selected data for accumulation units
                      Outstanding through each period ending December 31





                                                       Baron                   Deutsche     Deutsche
                              Alger      American     Capital    Berger IPT     Asset        Asset       Dreyfus
                             American   Century VP     Asset:       Small     Management   Management      VIF
                              Growth    InternationalInsurance     Company     VIT EAFE    VIT Small     Capital
                                                       Shares      Growth    Equity Index  Cap Index   Appreciation
                           ----------------------------------------------------------------------------------------

Date Sub-Account             11/01/96    11/01/96     05/03/99    05/01/97     05/03/99     05/03/99    05/03/99
Commenced Operations

2000
 Beginning Unit Value            $24.84      $23.66       $11.40      $26.37       $12.00       $11.65      $10.24
                           ========================================================================================
 Ending Unit Value               $20.99      $19.51       $11.00      $24.43        $9.92       $11.10      $10.09
                           ========================================================================================
 Number of Units           3,090,961.37  808,345.51   655,329.37 1,876,728.72  290,653.23   464,934.96  474,144.32
Outstanding
                           ========================================================================================
 Net Assets (000's)             $64,886     $15,773       $7,209     $45,853       $2,883       $5,162      $4,784
                           ========================================================================================

1999
 Beginning Unit Value            $18.74      $14.54       $10.00      $13.89       $10.00       $10.00      $10.00
                           ========================================================================================
 Ending Unit Value               $24.84      $23.66       $11.40      $26.37       $12.00       $11.65      $10.24
                           ========================================================================================
 Number of Units           2,200,774.98  602,866.81   502,097.27 1,072,037.44  161,395.99   203,338.02  245,395.21
Outstanding
                           ========================================================================================
 Net Assets (000's)             $54,671     $14,264       $5,723     $28,268       $1,937       $2,369      $2,513
                           ========================================================================================

1998
 Beginning Unit Value            $12.76      $12.35                   $13.75
                           ========================================================================================
 Ending Unit Value               $18.74      $14.54                   $13.89
                                                                             ======================================
                           ========================================================================================
 Number of Units           1,306,503.46  560,116.89               428,982.88
Outstanding
                                                                             ======================================
                           ========================================================================================
 Net Assets (000's)             $24,487      $8,147                   $5,959
                           ========================================================================================

1997

 Beginning Unit Value            $10.24      $10.49                  $10.00
                                                                     ======

                                                    -------------------------======================================
                           =========================
 Ending Unit Value               $12.76      $12.35                   $13.75
                                                                             ======================================
                           ========================================================================================
 Number of Units             417,162.09  298,156.62               124,653.31
Outstanding
                                                                             ======================================
                           ========================================================================================
 Net Assets (000's)              $5,325      $3,683                   $1,714
                           ========================================================================================


1996
 Beginning Unit Value                        $10.00
                           $10.00
                                                    ===============================================================
                           =========================
 Ending Unit Value               $10.24      $10.49
                                                    ===============================================================
                           ========================================================================================
 Number of Units               1,166.64   13,399.99
Outstanding
                                                    ===============================================================
                           ========================================================================================
 Net Assets (000's)                 $12        $141
                           ========================================================================================

                                                                                                       (Continued)


                                                     Federated
                             Dreyfus     Federated    for U.S.
                            VIF Growth   American    Government   Federated  INVESCO VIF  INVESCO VIF    INVESCO
                             & Income   Leaders II   Securities  Utility II     Equity     High Yield      VIF
                                                         II                     Income                 Technology
                           ----------------------------------------------------------------------------------------

Date Sub-Account              5/3/99     11/01/96     11/01/96     5/1/97      11/1/96      11/1/96     03/01/00
Commenced Operations

2000
 Beginning Unit Value            $10.73      $16.87       $11.27      $14.18       $17.28       $13.14      $10.00
                           ========================================================================================
 Ending Unit Value               $10.24      $17.12       $12.40      $12.81       $17.97       $11.51       $5.60
                           ========================================================================================
 Number of Units             265,081.38 1,213,502.143,179,461.73  260,839.52 2,044,482.56 1,919,248.78 4,296,975.00
Outstanding
                           ========================================================================================
 Net Assets (000's)              $2,714     $20,780      $39,417      $3,340      $36,739      $22,081     $24,047
                           ========================================================================================

1999
 Beginning Unit Value            $10.00      $15.95       $11.43      $14.07       $15.18       $12.13
                                                                                                       ============
                           ========================================================================================
 Ending Unit Value               $10.73      $16.87       $11.27      $14.18       $17.28       $13.14
                                                                                                       ============
                           ========================================================================================
 Number of Units              49,768.32 1,443,381.492,809,026.83  280,956.86 1,753,290.18 2,003,862.84
Outstanding
                                                                                                       ============
                           ========================================================================================
 Net Assets (000's)                $534     $24,346      $31,648      $3,985      $30,299      $26,326
                           ========================================================================================

1998
 Beginning Unit Value                        $13.67       $10.71      $12.45       $13.27       $12.09
                           =============                                                               ============
                           ========================================================================================
 Ending Unit Value                           $15.95       $11.43      $14.07       $15.18       $12.13
                           =============                                                               ============
                           ========================================================================================
 Number of Units                        1,763,028.092,136,709.11  416,024.23 1,639,584.27 1,867,861.60
Outstanding
                           =============                                                               ============
                           ========================================================================================
 Net Assets (000's)                         $28,117      $24,427      $5,852      $24,882      $22,654
                           ========================================================================================

1997
 Beginning Unit Value                        $10.42        $9.97      $10.00       $10.44       $10.39
                           =============                                                               ============
                           ========================================================================================
 Ending Unit Value                           $13.67       $10.71      $12.45       $13.27       $12.09
                           =============                                                               ============
                           ========================================================================================
 Number of Units                        1,426,437.13  815,966.27  168,289.28 1,271,028.35 1,360,680.67
Outstanding
                           =============                                                               ============
                           ========================================================================================
 Net Assets (000's)                         $19,505       $8,737      $2,095      $16,867      $16,450
                           ========================================================================================


1996
 Beginning Unit Value                        $10.00       $10.00                   $10.00       $10.00
                           =============                                                               ============
                           ========================================================================================
 Ending Unit Value                           $10.42        $9.97                   $10.44       $10.39
                           =============                                                               ============
                           ========================================================================================
 Number of Units                          65,888.88     9,330.15                68,873.87    52,043.52
Outstanding
                           =============                                                               ============
                           ========================================================================================
 Net Assets (000's)                            $686          $93                     $719         $541
                           ========================================================================================


                                                                                                                        (Continued)




                                                                                             Morgan
                                                                                            Stanley
                                                    Janus Aspen     Janus     Montgomery   Universal
                           Janus Aspen                 Series       Aspen      Variable   InstitutionalPrudential
                              Series       Janus    International  Series      Series:     Fund U.S.     Series     SAFECO RST
                             Flexible      Aspen       Growth     Worldwide     Growth    Real Estate* Fund Equity    Equity
                              Income      Series                   Growth
                                     Growth
                           -----------------------------------------------------------------------------------------------------

Date Sub-Account             05/03/99    11/01/96     05/03/99    11/01/96     11/01/96     09/17/97    05/03/99     05/01/97
Commenced Operations

2000
 Beginning Unit Value             $9.95      $23.98       $17.04      $26.30       $16.13        $8.86       $9.85       $15.88
                           =====================================================================================================
 Ending Unit Value               $10.49      $20.32       $14.20      $21.99       $14.55       $11.25      $10.05       $14.05
                           =====================================================================================================
 Number of Units           1,624,947.61 4,289,359.842,082,710.01 4,803,268.39  458,093.76   787,331.48  159,971.19   940,487.75
Outstanding
                           =====================================================================================================
 Net Assets (000's)             $17,043     $87,143      $29,582    $105,639       $6,664        $8860      $1,607      $13,212
                           =====================================================================================================

1999
 Beginning Unit Value            $10.00      $16.79       $10.00      $16.13       $13.47        $9.25      $10.00       $14.65
                           =====================================================================================================
 Ending Unit Value                $9.95      $23.98       $17.04      $26.30       $16.13        $8.86       $9.85       $15.88
                           =====================================================================================================
 Number of Units             838,444.84 3,396,880.63  772,937.37 4,259,932.25  410,660.04   347,935.46   32,427.58 1,065,918.62
Outstanding
                           =====================================================================================================
 Net Assets (000's)              $8,347     $81,453      $13,174    $112,048       $6,625       $3,083        $320      $16,928
                           =====================================================================================================

1998
 Beginning Unit Value                        $12.49                   $12.62       $13.20       $10.56                   $11.83
                           ======================================                                      =========================
                           ========================================================================================
 Ending Unit Value                           $16.79                   $16.13       $13.47        $9.25                   $14.65
                           ======================================                                      ============
                           =====================================================================================================
 Number of Units                        1,979,274.19             3,616,796.56  601,168.28   308,475.29             1,168,093.71
Outstanding
                           ======================================                                      =========================
                           ========================================================================================
 Net Assets (000's)                         $33,242                  $58,337       $8,097       $2,854                  $17,116
                           =====================================================================================================

1997
 Beginning Unit Value                        $10.26                   $10.42       $10.35       $10.00                   $10.00
                           ======================================            ======================================
                           ==================================================                          =========================
 Ending Unit Value                           $12.49                   $12.62       $13.20       $10.56                   $11.83
                           ======================================                                      ============
                           =====================================================================================================
 Number of Units                        1,335,813.25             2,208,663.79  643,624.38   176,075.27               357,176.26
Outstanding
                           ======================================                                      =========================
                           ========================================================================================
 Net Assets (000's)                         $16,678                  $27,868       $8,495       $1,859                   $4,226
                           =====================================================================================================

1996
 Beginning Unit Value                        $10.00                   $10.00       $10.00
                           ======================================            ==========================
                           ==================================================             =========================
 Ending Unit Value                           $10.26                   $10.42       $10.35
                           ======================================                         =============
                           ========================================================================================
 Number of Units                          93,598.79                51,982.38    11,226.77
Outstanding
                           ======================================                         =========================
                           ============================================================================
 Net Assets (000's)                            $960                     $541         $116
                           ========================================================================================

*On September 22, 2000, the net assets of the Van Kampen Life Investment Trust
Morgan Stanley Real Estate Securities Portfolio were merged into this underlying
Portfolio. The data shown above reflects financial information for the Van
Kampen Life Investment Trust Morgan Stanley Real Estate Securities Portfolio
until September 22, 2000, and for the Morgan Stanley Universal Institutional
Fund U.S. Real Estate Portfolio after that date.
                                                                                                                        (Continued)







                                                                               Scudder      Scudder
                                                                               Variable     Variable
                                          Schwab                               Series I     Series I
                            SAFECO RST  MarketTrack    Schwab    Schwab S&P    Capital      Growth &     Strong
                              Growth     Growth II  Money Market     500      Growth - A   Income - A   Multi Cap
                                                                                                        Value II
                           ----------------------------------------------------------------------------------------

Date Sub-Account             05/03/99    11/01/96     11/01/96    11/01/96     05/03/99     05/03/99    05/03/99
Commenced Operations

2000
 Beginning Unit Value            $11.44      $17.01       $11.35      $20.95       $12.64        $9.36       $8.64
                           ========================================================================================
 Ending Unit Value               $10.64      $16.05       $11.93      $18.83       $11.30        $9.09       $9.24
                           ========================================================================================
 Number of Units             576,155.20  818,621.27 12,390,368.675,934,026.31  403,432.96   190,164.72  556,934.32
Outstanding
                           ========================================================================================
 Net Assets (000's)              $6,131     $13,138     $147,767    $111,752       $4,557       $1,728      $5,146
                           ========================================================================================

1999
 Beginning Unit Value            $10.00      $14.34       $10.93      $17.54       $10.00       $10.00      $10.00
                           ========================================================================================
 Ending Unit Value               $11.44      $17.01       $11.35      $20.95       $12.64        $9.36       $8.64
                           ========================================================================================
 Number of Units             155,642.93  560,532.64 9,861,519.25 5,457,967.10  186,640.12    61,409.25   94,499.34
Outstanding
                           ========================================================================================
 Net Assets (000's)              $1,780      $9,532     $111,967    $114,346       $2,360         $575        $817
                           ========================================================================================

1998
 Beginning Unit Value                        $12.79       $10.49      $13.81
                           ========================================================================================
                           ========================================================================================
 Ending Unit Value                           $14.34       $10.93      $17.54
                           ========================================================================================
                           ========================================================================================
 Number of Units                         447,514.11 6,649,980.31 4,084,834.46
Outstanding
                           ========================================================================================
                           ========================================================================================
 Net Assets (000's)                          $6,416      $72,692     $71,644
                           ========================================================================================

1997
 Beginning Unit Value                        $10.35       $10.07      $10.52
                           ========================================================================================
                           ========================================================================================
 Ending Unit Value                           $12.79       $10.49      $13.81
                           ========================================================================================
                           ========================================================================================
 Number of Units                         284,530.36 4,114,002.58 2,115,859.53
Outstanding
                           ========================================================================================
                           ========================================================================================
 Net Assets (000's)                          $3,638      $43,163     $29,224
                           ========================================================================================

1996
 Beginning Unit Value                        $10.00       $10.00      $10.00
                           ========================================================================================
                           ========================================================================================
 Ending Unit Value                           $10.35       $10.07      $10.52
                           ========================================================================================
                           ========================================================================================
 Number of Units                          16,525.39   297,045.92   62,674.08
Outstanding
                           ========================================================================================
                           ========================================================================================
 Net Assets (000's)                            $171       $2,991        $659
                           ========================================================================================

                                                                                                                       (Continued)




                          ------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Appendix B--Market Value Adjustments
The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus or minus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

The MVA formula
The MVA is determined using the following formula:

MVA = (amount applied) X (Market Value Adjustment Factor) The Market Value Adjustment Factor is:

{[(1 + i)/(1 + j +.10%)] N/12} - 1

Where:
o   i is the U.S. Treasury Strip ask side yield as published in the Wall
    Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period.
o   j is the U.S. Treasury Strip ask side yield as published in the Wall
    Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years.
o   N is the number of complete months remaining until maturity.

The MVA will equal 0 if:
o       i and j differ by less than .10%
o       N is less than 6

Examples
Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


Example 1--Increasing Interest Rates

-------------------------- -------------------------
-------------------------  $25,000 on  November  1,
Deposit                    1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          7.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.071]65/12} - 1
       = .952885 - 1
       = -.047115

MVA    ____ = (amount transferred or surrendered) x MVAF = $10,000 x - .047115 =
       - $471.15

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + - $471.15)
       = $9,528.85

Example 2--Decreasing Interest Rates
-------------------------- -------------------------
Deposit                    $25,000 on  November  1,
                           1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          5.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.051]65/12} - 1
       = .055323

MVA ____ = (amount transferred or surrendered) x MVAF = $10,000 x .0055323 = $553.23

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $553.23)
       = $10,553.23


Example 3--Flat Interest Rates (i and j are within .10% of each other)
-------------------------- -------------------------
Deposit                    $25,000 on  November  1,
                           1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          Assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2000
-------------------------- -------------------------
-------------------------- -------------------------
J                          6.24%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          65
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.0634]65/12} - 1
       = .99036 - 1
       = -.00964
However, [i-j] <.10%, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x 0 = $0

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $0)
       = $10,000

Example 4--N equals less than 6 months to maturity
-------------------------- -------------------------
Deposit                    $25,000 on  November  1,
                           1996
-------------------------- -------------------------
-------------------------- -------------------------
Maturity date              December 31, 2005
-------------------------- -------------------------
-------------------------- -------------------------
Interest Guarantee Period  10 years
-------------------------- -------------------------
-------------------------- -------------------------
i                          assumed to be 6.15%
-------------------------- -------------------------
-------------------------- -------------------------
Surrender date             July 1, 2005
-------------------------- -------------------------
-------------------------- -------------------------
J                          7.00%
-------------------------- -------------------------
-------------------------- -------------------------
Amount surrendered         $10,000
-------------------------- -------------------------
-------------------------- -------------------------
N                          5
-------------------------- -------------------------

MVAF   = {[(1 + i)/(1 + j + .10%)]N/12} - 1
       = {[1.0615/1.071]5/12} - 1
       = .99629 - 1
       = -.00371
However, N<6, so MVAF = 0

MVA    = (amount transferred or surrendered) x MVAF = $10,000 x 0 = $0

Surrender Value = (amount transferred or surrendered + MVA)
       = ($10,000 + $0)
       = $10,000


-------------------------------------------------------------------------------
Appendix C--Net Investment Factor
The Net Investment Factor is determined by dividing (a) by (b), and subtracting
(c) from the result where:

(a) is the net result of:

1) the net asset value per share of the Portfolio shares determined as of the end of the current Valuation Period, plus

2) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Portfolio on shares if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

3) a per unit charge or credit for any taxes incurred by or provided for in the Sub-Account, which is determined by GWL&A to have resulted from the investment operations of the Sub-Account, and

     (b) is the net asset value per share of the Portfolio shares determined as of the end of the immediately preceding Valuation Period, and

(c) is an amount representing the Mortality and Expense Risk Charge deducted from each Sub-Account on a daily basis. Such amount is equal to 0.85%.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

The net asset value per share referred to in paragraphs (a)(1) and (b) above, reflect the investment performance of the Portfolio as well as the payment of Portfolio expenses.